Exhibit 99.1

Diamond Foods Appoints Brian J. Driscoll

President and Chief Executive Officer

New CEO Brings Extensive Operations Leadership in Food, Beverage

and Consumer Packaged Goods Industries

SAN FRANCISCO, CA, May 7, 2012 – Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond”) today announced the appointment of food and beverage industry veteran Brian J. Driscoll as President and Chief Executive Officer, effective May 8, 2012. Mr. Driscoll, who will join the Diamond Board of Directors, replaces Rick G. Wolford, a Director who has served as Interim Chief Executive Officer since February 7, 2012 while the Company conducted a nationwide search for a permanent Chief Executive.

“We are delighted to welcome Brian to Diamond Foods and believe that his proven management skills and his experience over a 30 year career with leading food and consumer businesses such as Kraft, Nabisco, Nestlé and Procter & Gamble, and most recently at Hostess Brands, Inc., make him a perfect choice for Diamond.” said Robert J. Zollars, Diamond’s Chairman.

“I am excited about the many opportunities that lie ahead for the Company under Brian’s leadership,” said Interim CEO and Diamond Director Rick Wolford. “I believe Diamond’s future is very bright and will benefit significantly from Brian’s experience as the leadership team resumes its industry leadership with the walnut business, executes on its branded snack strategies, and further builds a high performance and productive Company culture.”

“I am very optimistic about the future of Diamond Foods and look forward to working closely with our employees, the grower community and our customers to take Diamond’s businesses to another level,” said Brian Driscoll. “Together, we plan to build on the momentum of Diamond’s impressive brands to grow sales, increase market share and drive shareholder value.”

Mr. Driscoll, 53, began his career in 1980 in sales with Procter & Gamble, and joined Nestlé Foods in 1985. During his ten years with Nestlé, Mr. Driscoll assumed increasing responsibilities culminating with his promotion to Vice President and General Manager of the U.S. Roast and Coffee Division. In 1995, Nabisco recruited him to the position of President-Sales and Integrated Logistics. In 1998, he was appointed to lead the Biscuit Direct Store Delivery Sales and Customer Service organization. Mr. Driscoll joined Kraft with its acquisition of Nabisco as Executive Vice President for Field Sales and Integrated Logistics. During his tenure with Kraft, he held a number of executive positions overseeing customer business teams, retail sales and customer marketing. He rose to the position of President of Sales, Customer Service. In June 2010, he was recruited to lead Hostess Brands where he served as Chief Executive Officer until March of this year. Mr. Driscoll earned his Bachelor of Science Degree in 1980 from St. John’s University’s College of Business Administration. While at Kraft, he completed Northwestern University’s Kellogg School CEO Perspective Program.

About Diamond

Diamond Foods is an innovative packaged food company focused on building, acquiring and energizing brands including Kettle® Chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information visit our corporate web site: www.diamondfoods.com.

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Forward-looking statements

Statements in this press release that relate to future results, events and expectations, including statements about growth of our business and brands, the company’s business opportunities, execution of brand strategies, role in the walnut industry and increase in sales, market share and shareholder value, are forward-looking statements that necessarily depend on critical assumptions and are subject to risks and uncertainties. Actual results may differ materially from what we currently expect because of many risks and uncertainties, including: uncertainty about the timing and scope of our financial restatement; risks relating to our credit facility, including compliance with existing debt covenants and the terms of the amendment; obtaining forbearance from our lenders beyond June 18, 2012; increase in the cost of debt; ability to raise additional capital and possible dilutive impact of raising such capital; risks relating to litigation; relations with growers; availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and general economic and capital markets conditions. Risk factors affecting our business and prospects are described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and under “Additional Risk Factors” in our Current Report on Form 8-K filed with the SEC on November 28, 2011. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this press release, based on information currently available to Diamond’s management, and we assume no obligation to update any forward-looking statement or reasons why results might differ.

Investors:	Media:
Diamond Foods	Sard Verbinnen & Co for Diamond Foods
Linda Segre	Paul Kranhold/Lucy Neugart
SVP, Corporate Strategy	(415) 618-8750
(415) 445 -7444	pkranhold@sardverb.com
lsegre@diamondfoods.com	lneugart@sardverb.com

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